                                                                       Exhibit 9

September 9, 2002

GE Life and Annuity Assurance Company
6610 West Broad Street
Richmond, Virginia 23230

Re:  GE Life and Annuity Assurance Company
     GE Life & Annuity Separate Account 4
     File No. 333-63531
     Post-Effective Amendment No. 7

Ladies and Gentlemen:

     I have served as Counsel to GE Life and Annuity Assurance Company and its GE Life & Annuity Separate Account 4 (the "Separate Account") in connection with the registration of an indefinite number of securities in the form of Individual Flexible Premium Variable Deferred Annuity Contracts (the "Contracts") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined Post-Effective Amendment No. 7 to the Registration Statement on Form N-4, including all related documents and exhibits, and have reviewed such questions of law as I considered necessary an appropriate. On the basis of such examination and review, it is my opinion that:

     1. GE Life and Annuity Assurance Company is a corporation duly organized and validly existing under the laws of the State of Virginia and is duly authorized to sell and issue the Contracts.

     2. The Separate Account has been properly created and is a validly existing separate account pursuant to the laws of the State of Virginia.

     3. The issuance and sale of the Contracts, when issued and sold in the manner stated in the Registration Statement, will be legal and binding obligations of GE Life and Annuity Assurance Company in accordance with their terms, except that clearance must be obtained, or the contract form must be approved, prior to issuance thereof in certain jurisdictions.

GE Life and Annuity Assurance Company
September 9, 2002
Page 2

     4. To the extent so provided under the Contracts, that portion of the assets of the Separate Account equal to the reserves and other contract liabilities with respect to the Separate Account, will not be chargeable with liabilities arising out of any other business that GE Life and Annuity Assurance Company may conduct.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement filed on Form N-4 for the Contracts and the Separate Account.

Sincerely,

/s/Heather Harker

Heather Harker
Vice President, Associate General
Counsel and Assistant Secretary